UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 8, 2009

(Date of earliest event reported)

CLIFF ROCK RESOURCES CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-131081 (Commission File Number)	98-0459440 (IRS Employer Identification No.)

195 DALCASTLE WAY NW, CALGARY, ALBERTA, CANADA T3A 2N5

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (403) 699-5293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 8, 2009, Andrew Hamilton submitted to Cliff Rock Resources Corp. (the “Company”) his resignation as the Company’s sole director and from the offices of president, secretary and treasurer of the Company, effective as of September 10, 2009. Mr. Hamilton resigned as the sole director and from the offices of president, secretary and treasurer of the Company in order to focus his time and energy on his other ongoing enterprises. Mr. Hamilton’s resignation is not the result of any disputes, claims or issues with the Company. The Company’s board of directors (the “Board”) accepted Mr. Hamilton’s resignation on September 9, 2009.

Effective September 10, 2009, the Board has appointed James MacPherson to fill the Board vacancy and to serve as the Company’s president, secretary and treasurer. Section 3.2 of the Company’s bylaws (the “Bylaws”) and Nevada Revised Statutes section 78.335(6) provide that when a director gives notices of his/her resignation, effective as of a future date, the Board has authority to fill the vacancy to take effect when such resignation becomes effective. Section 5.1 of the Bylaws and Nevada Revised Statutes section 78.130(4) provide that officers of the Company shall be chosen by the Board. Accordingly, shareholder approval was not required to appoint Mr. MacPherson to the Board and as the Company’s president, secretary and treasurer. Mr. MacPherson shall serve on the Board until the next special or annual shareholders meeting, when he or his successor is elected and qualified. Mr. MacPherson shall hold office as president, secretary and treasurer for an indefinite term until his successor is chosen and qualified.

Mr. MacPherson is a Professional Engineer with a degree from the University of Montana. Since 1994, he has worked primarily in the oil and gas industry. Mr. MacPherson became a manager of WasteCo Environmental Services Ltd. in February 1999, which provides waste management services to the oil and gas industry. In September, 2002, he left WasteCo Environmental Services Ltd. and formed his own company, Caledonia Environmental, which has been involved in the design and development of large oil sands projects in north-eastern Alberta, Canada. Mr. MacPherson is also involved in several oil and gas exploration partnerships in the western sedimentary basin.

The Company is not aware of any family relationships, by blood, marriage, or adoption, between Mr. MacPherson and any other director, executive officer, or other nominee. The Company knows of no transactions involving the Company during the last two years in which Mr. MacPherson had a direct or indirect interest.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLIFF ROCK RESOURCES CORP. (Registrant)

Dated: September 9, 2009	By: /s/ Andrew Hamilton Andrew Hamilton President